Exhibit (m)(2): Calculations of Illustrations for Succession Select-NY 2008 Revisions
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $66,513.02
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$54,070.59
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,590.32
- Mortality & Expense Charge****	$617.83
+ Hypothetical Rate of Return*****	$(789.42)

=	$66,513	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$52.46
2	$52.47
3	$52.49
4	$52.50
5	$52.51
6	$52.52
7	$52.53
8	$52.54
9	$52.56
10	$52.57

Month	COI
11	$52.58
12	$52.59

Total	$630.32

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(67.12)
2	$(66.87)
3	$(66.63)
4	$(66.39)
5	$(66.14)
6	$(65.90)
7	$(65.66)
8	$(65.42)
9	$(65.18)
10	$(64.94)
11	$(64.70)
12	$(64.46)

Total	$(789.42)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$66,513.02
- Year 5 Surrender Charge	$22,433.82

=	$44,079	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $79,885.84
= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$62,966.67
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,584.21
- Mortality & Expense Charge****	$697.99
+ Hypothetical Rate of Return*****	$3,761.36

=	$79,886	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$52.05
2	$52.04
3	$52.04
4	$52.03
5	$52.03
6	$52.02
7	$52.01
8	$52.01
9	$52.00
10	$52.00
11	$51.99
12	$51.99

Total	$624.21

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$310.77
2	$311.26
3	$311.74
4	$312.22
5	$312.71
6	$313.19
7	$313.68
8	$314.17
9	$314.66
10	$315.15
11	$315.65
12	$316.15

Total	$3,761.36
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$79,885.83
- Year 5 Surrender Charge	$22,433.82

=	$57,452	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $95,565.30
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$72,987.73
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,577.19
- Mortality & Expense Charge****	$788.28
+ Hypothetical Rate of Return*****	$9,503.03

=	$95,565	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$51.58
2	$51.56
3	$51.53
4	$51.50
5	$51.47
6	$51.45
7	$51.42
8	$51.39
9	$51.36
10	$51.34
11	$51.31
12	$51.28

Total	$617.19

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$764.09
2	$769.02
3	$773.98
4	$778.99
5	$784.04
6	$789.12
7	$794.24
8	$799.41
9	$804.61
10	$809.87
11	$815.16
12	$820.49

Total	$9,503.03

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$95,565.29
- Year 5 Surrender Charge	$22,433.82

=	$73,131	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $64,692.48
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$52,689.62
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$2,063.46
- Mortality & Expense Charge****	$603.08
+ Hypothetical Rate of Return*****	$(770.60)

=	$64,692	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$67.86
2	$67.88
3	$67.89
4	$67.91
5	$67.93

Month	COI
6	$67.95
7	$67.96
8	$67.98
9	$68.00
10	$68.02
11	$68.03
12	$68.05

Total	$815.46

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(65.75)
2	$(65.47)
3	$(65.18)
4	$(64.91)
5	$(64.63)
6	$(64.36)
7	$(64.07)
8	$(63.80)
9	$(63.52)
10	$(63.24)
11	$(62.97)
12	$(62.69)

Total	$(770.60)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$64,692.48
- Year 5 Surrender Charge	$22,433.82

=	$42,259	(rounded to the nearest dollar)
II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $77,796.67
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$61,420.12
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$2,055.71
- Mortality & Expense Charge****	$681.78
+ Hypothetical Rate of Return*****	$3,674.03

=	$77,797	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$67.33
2	$67.33
3	$67.33
4	$67.32
5	$67.32
6	$67.31
7	$67.31
8	$67.30
9	$67.30
10	$67.29
11	$67.29
12	$67.28

Total	$807.71

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$304.48
2	$304.78
3	$305.08
4	$305.39
5	$305.70
6	$306.01
7	$306.32
8	$306.63
9	$306.94
10	$307.26
11	$307.56
12	$307.88

Total	$3,674.03
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$77,796.66
- Year 5 Surrender Charge	$22,433.82

=	$55,363	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $93,170.34
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$71,259.32
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$2,046.80

- Mortality & Expense Charge****	$770.44
+ Hypothetical Rate of Return*****	$9,288.27

=	$93,170	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$66.74
2	$66.71
3	$66.68
4	$66.65
5	$66.62
6	$66.58
7	$66.55
8	$66.52
9	$66.49
10	$66.45
11	$66.42
12	$66.39

Total	$798.80

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$748.80
2	$753.26
3	$757.77
4	$762.30
5	$766.87
6	$771.48
7	$776.13
8	$780.82

Month	Interest
9	$785.54
10	$790.29
11	$795.09
12	$799.92

Total	$9,288.27
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$93,170.35
- Year 5 Surrender Charge	$22,433.82

=	$70,737	(rounded to the nearest dollar)